UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

REALCO INTERNATIONAL, INC.

(Name of registrant in its charter)

Nevada	333-191175	46-482543
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

154 Thames Street

Newport, Rhode Island 02840

(Address of principal executive offices)

17 Meromei Hosodeh St.

Kiryat Safer, Modin Illit, Israel

(Former Address)

877-435-5998

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On April 13, 2015, (the “Closing Date”), Steven Allen Friedman (the “Selling Stockholder”), the owner of 18,000,000 shares of our Common Stock (the “SS Shares”), consummated a Securities Purchase Agreement (“SPA”) pursuant to which the Selling Stockholder sold the SS Shares to Captain’s Crew LLC (“CC”) for aggregate consideration of $370,613.30, or approximately $0.0206 per share. Upon completion of the purchase of the SS Shares, CC owned 18,000,000 shares, or approximately 94.8% of our issued and outstanding Common Stock.

CC is 100% owned and managed by Jay Lasky. Funds utilized for the purchase of the SS Shares were provided by a number of unaffiliated persons that funded an escrow for the purpose of effecting a change of control of the Registrant in anticipation of a future transaction involving the Registrant (the “Transaction”).  Subsequent to the Closing Date, the persons that funded CC also entered into agreements to acquire additional unrestricted shares of the Registrant’s common stock from certain non-affiliate shareholders of the Registrant. It is expected that all SS Shares will be cancelled in connection with the closing of a Transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA and the transactions contemplated thereby, effective on the Closing Date, Steven Allen Friedman resigned as a director and officer of our Company, and Esther Gerson resigned as an officer of our Company and Mr. Jay Lasky was appointed to serve as our Chief Executive Officer and as our sole director.  Neither Mr. Friedman nor Ms. Gerson had any disagreements with us regarding the operations, policies or practices of our Company.

Mr. Lasky who is also the sole shareholder, officer and director of CC, will not receive any compensation for his service as our Chief Executive Officer and director.  There are no related party transactions between us and Mr. Lasky that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Director and Officer

Jay Lasky (age 51) was appointed to serve as our Chief Executive Officer and as our sole director as of the Closing Date. Since May 1985, Mr. Lasky has been the owner and operator of Helly Hansen Newport and Bigweather.com, retailers of boating, winter sports, and foul weather apparel, footwear or accessories. Helly Hansen Newport is the oldest Helly Hansen licensed store in North America, and has become a worldwide distributor of the finest boating, winter sports, and rainwear gear available. They have provided solutions to the movie industry, government agencies, large and small corporations, teams and clubs, private boats and other groups. Helly Hansen Newport has outfitted crews from the America’s Cup, the Volvo Ocean Race, the Newport to Bermuda Race, as well as many professional skiers and riders. Mr. Lasky is an entrepreneur and member of the Newport, Rhode Island Chamber of Commerce. Mr. Lasky received his BA in Retail Management from Syracuse University in 1985. He intends to devote only such time as necessary to our affairs, which is not expected to exceed 20% of his business time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 13, 2015, our Board of Directors authorized an amendment to our Bylaws, Article II, Section 2, establishing the number of members of the Board at a minimum of one member. A copy of the amendment is attached hereto as Exhibit 3.3.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

3.3	Amendment to Bylaws

10.1	Form of Securities Purchase Agreement, dated as of April 13, 2015 between Captain’s Crew, LLC and Steven Allen Friedman

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REALCO INTERNATIONAL, INC.

Date: April 13, 2015	By: /s/ Jay Lasky
Jay Lasky Chief Executive Officer

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